Exhibit 99.1

Fox Corporation Completes Acquisition of Tubi

New York, NY and Los Angeles, CA – April 20, 2020 - Fox Corporation (Nasdaq: FOXA, FOX) today announced that it has completed its acquisition of Tubi, Inc. The completion of the transaction follows the satisfaction of all customary closing conditions.

About Fox Corporation

Fox Corporation produces and distributes compelling news, sports and entertainment content through its iconic domestic brands including: FOX News Media, FOX Sports, FOX Entertainment and the FOX Television Stations. These brands hold cultural significance with consumers and commercial importance for distributors and advertisers. The breadth and depth of our footprint allows us to deliver content that engages and informs audiences, develops deeper consumer relationships and creates more compelling product offerings. FOX maintains an impressive track record of news, sports, and entertainment industry success that will shape our strategy to capitalize on current strengths and invest in new initiatives. For more information about Fox Corporation, please visit www.FoxCorporation.com.

Press Contact:

Megan Klein

310-369-1363

megan.klein@fox.com

Investor Contacts:

Joe Dorrego

212-852-7856

joseph.dorrego@fox.com

Dan Carey

212-852-7955

daniel.carey@fox.com